UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 oR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2020

Industrial Logistics Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Industrial Logistics Properties Trust.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2020, the Board of Trustees (the “Board”) promoted Yael Duffy, the Company’s Vice President, to the offices of Vice President and Chief Operating Officer. Ms. Duffy does not have any family relationships with any of the Company’s Trustees or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, and was not appointed pursuant to any arrangement or understanding with any other person. Ms. Duffy’s biography is contained in the Company’s proxy statement for the Company’s annual meeting of shareholders held on May 28, 2020 (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on April 13, 2020 (the “2020 Proxy Statement”), and is incorporated herein by reference.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As discussed below in Item 5.07, at the Annual Meeting, the Company’s shareholders voted to approve an amendment to the Company’s Declaration of Trust to provide for the annual election of all Trustees beginning with the 2023 annual meeting of shareholders. Beginning with the 2021 annual meeting of shareholders, the Trustees whose terms expire at an annual meeting (or such Trustees’ successors) will stand for election at the meeting for one-year terms and all Trustees (or such Trustees’ successors) will stand for election at the 2023 annual meeting of shareholders, and thereafter, for one-year terms. In accordance with Maryland law, in order to give proper effect to this amendment, on May 28, 2020, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland. Upon the filing of the Articles of Amendment, the amendment became effective. The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the election of Bruce M. Gans as an Independent Trustee in Class II of the Board for a three year term of office continuing until the Company’s 2023 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Gans received the following votes:

For	Withhold	Broker Non-Votes
30,526,495	25,024,981	4,560,080

The Company’s shareholders also voted on the election of Adam D. Portnoy as a Managing Trustee in Class II of the Board for a three year term of office continuing until the Company’s 2023 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
35,613,484	19,937,992	4,560,080

The Company’s shareholders also voted on the approval of an amendment to the Company’s Declaration of Trust to provide for the annual election of all Trustees beginning with the Company’s 2023 annual meeting of shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
55,349,115	68,583	133,778	4,560,080

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the 2020 Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
52,389,130	2,862,399	299,947	4,560,080

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
50,379,550	171,798	4,854,685	145,443	4,560,080

Consistent with the shareholder vote, the Board has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every one year. The Board may, in its discretion, determine to change the frequency with which the Company holds this vote.

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2020 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
59,926,183	106,461	78,912	N/A

The results reported above are final voting results.

Item 8.01.          Other Events.

Trustee Compensation

Also on May 28, 2020, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on May 28, 2020, the Company awarded each of the Company’s Trustees 3,500 common shares of beneficial interest, $0.01 par value (“Common Shares”), valued at $18.77 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.          Financial Statements and Exhibits.

(d)        Exhibits.

3.1	Articles of Amendment to the Declaration of Trust of Industrial Logistics Properties Trust, dated May 28, 2020

10.1	Summary of Trustee Compensation

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date:  May 29, 2020